Exhibit 3.42

Printer-Friendly Form View Sec. 183.0202 Wis. Stats.

State of Wisconsin
Department of Financial Institutions

ARTICLES OF ORGANIZATION - LIMITED LIABILITY COMPANY

Executed by the undersigned for the purpose of forming a Wisconsin Limited Liability Company under Chapter 183 of the Wisconsin Statutes:

Article 1.	Name of the limited liability company:

HGI Company, LLC

Article 2.	The limited liability company is organized under Ch. 183 of the Wisconsin Statutes.

Article 3.	Name of the initial registered agent:

Craig C. Faust

Article 4.	Street address of the initial registered office:

700 Blackhawk Drive
PO Box 9
Burlington, WI 53105
United States of America

Article 5.	Management of the limited liability company shall be vested in:

A manager or managers

Article 6.	Name and complete address of each organizer:

Isaac Morris
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, WI 53202
United States of America

Other Information.	This document was drafted by:

Isaac Morris

Organizer Signature:

Isaac Morris

Contact Information:

Carol Gunther

RECEIVED
APR 18 2011
WISCONSIN
DFI

AMENDMENT TO ARTICLES OF ORGANIZATION

OF

HGI COMPANY, LLC

Pursuant to the consent of the sole member of HGI Company, LLC, and in accordance with Section 183.0404(2) of the Wisconsin Statutes, the following resolution was duly adopted on April 4, 2011:

NOW THEREFORE, BE IT RESOLVED, that the Articles of Organization of HGI Company, LLC be, and they hereby are, amended by deleting Article I thereof and inserting in its place the following:

Article 1.	Name of the limited liability company:
Quad/Graphics Commercial & Specialty LLC

Executed this 15th day of April, 2011.

HGI COMPANY, LLC
By: Quad/Graphics, Inc., Sole Member

By:	/s/ Andrew R. Schiesl
Andrew R. Schiesl
Secretary

This instrument was drafted by:

Krisstina Ebner

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin 53202

STATE OF WISCONSIN
FILED
APR 19 2011
DEPARTMENT OF
FINANCIAL INSTITUTIONS

DO NOT STAPLE	State of Wisconsin
Department of Financial Institutions
Sec. 183.0203 Wis. Stats.	Division of Corporate and Consumer Services

ARTICLES OF AMENDMENT - LIMITED LIABILITY COMPANY

Note: Articles of Amendment cannot be filed to add or remove members, managers, organizers or owners of the limited liability company. Member and manager information should be listed in the company’s operating agreement. The operating agreement is not filed with the Department of Financial Institutions.

A.            The present limited liability company name (prior to any change effected by this amendment) is: Quad/Graphics Commercial & Specialty LLC

(Enter Limited Liability Company Name)

Text of Amendment (Refer to the existing articles of organization and the instructions on the reverse of this form. Determine those items to be changed and enter the number identifying the paragraph in the articles of organization being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of organization be amended as follows:

Article 5 shall be amended to state:

“Management of the limited liability company shall be vested in a member or member(s)”

STATE OF WISCONSIN
FILED
NOV 25 2014
DEPARTMENT OF
FINANCIAL INSTITUTIONS

B.            Amendment(s) to the articles of organization was adopted by the vote required by sec. 183.0404(2), Wis. Stats.

C. Executed on	November 24, 2014	/s/ Jennifer J. Kent
	(Date)	(Signature)

Title: ☒ Member OR ☐ Manager	Quad/Graphics, Inc., sole member of Quad/Graphics
Commercial & Specialty LLC
(Select and mark ☒ the appropriate title)	By: Jennifer J. Kent, Secretary
(Printed name)

This document was drafted by	Natalie Neals
(Name the individual who drafted the document)

FILING FEE - $40.00

DFI/CORP/504(R02/14)